EXECUTION COPY

Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

PLACES WHERE INFORMATION HAS BEEN REDACTED HAVE BEEN

MARKED WITH (*******)

SERVICES AGREEMENT

BY AND AMONG

SBC COMMUNICATIONS INC.

AT&T CORP.

and

TIME WARNER TELECOM HOLDINGS INC.

June 1, 2005

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and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and TWTC.

TABLE OF CONTENTS

Article I	DEFINITIONS	4

Article II	EFFECTIVE DATE AND TERM	6

2.1	Effective Date and Term	6

Article III	AT&T/TWTC Agreement	6

3.1	Amendments	6

3.2	SBC and Cingular Purchases	8

Article IV	FACILITIES INFORMATION, JOINT PLANNING DISCUSSIONS AND USE OF FACILITIES	9

4.1	Facilities Information	9

4.2	Joint Planning Discussions	9

4.3	Use of Facilities	9

Article V	PRESS RELEASE	10

5.1	Press Release	10

Article VI	TERMINATION	10

6.1	Termination by Mutual Consent	10

6.2	Termination by Either Party	10

6.3	Termination of Merger Agreement	11

6.4	Change in Control Event	11

6.5	Termination of AT&T/TWTC Agreement	11

Article VII	REPRESENTATIONS AND WARRANTIES	11

7.1	Standing and Authority	11

Article VIII	GENERAL	12

8.1	Amendment	12

8.2	Assignment	12

8.3	Notices	12

8.4	Costs, Expenses and Attorneys’ Fees	13

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and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and TWTC.

8.5	Dispute Resolution	13

8.6	Entire Agreement; Further Agreements	14

8.7	Execution	14

8.8	Consent or Agreement	14

8.9	Governing Law	14

8.10	No Waiver	14

8.11	Nonexclusive Dealings	14

8.12	Rules of Construction	14

8.13	Severability	15

8.14	Third Party Beneficiaries; Disclaimer of Agency	15

Schedules

Schedule 1	Change of Control Acquirors

Exhibits

Exhibit A	Form of Press Release
Exhibit B	SBC Affiliates

[remainder of page intentionally left blank]

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and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and TWTC.

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), dated as of June 1, 2005, and effective pursuant to Section 2.1 hereof, is made by and among SBC Communications Inc. a holding company formed under the laws of the State of Delaware (acting on behalf of its operating Affiliates, “SBC”), AT&T Corp., a New York corporation (including its Affiliates, “AT&T”), and Time Warner Telecom Holdings Inc., a Delaware corporation (including its Affiliates, “TWTC”). SBC, AT&T and TWTC may be individually referred to as a “Party” and collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, SBC, AT&T and Merger Sub (as defined in the Merger Agreement) have previously entered into that certain Agreement and Plan of Merger, dated as of January 30, 2005 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into AT&T at the Effective Time; and

WHEREAS, AT&T and TWTC have previously entered into that certain Agreement between Time Warner Telecom and AT&T Corp., dated as of January 1, 2001, and as amended by that First Amendment to the Agreement, effective April 9, 2002, by that Second Amendment to the Agreement, effective January 1, 2003, by that Third Amendment to the Agreement, effective March 1, 2003, by that Fourth Amendment to the Agreement, effective March 19, 2003, by that Fifth Amendment to the Agreement, effective July 1, 2003, by that Sixth Amendment to the Agreement, effective January 1, 2004 (the “Sixth Amendment”), by that Seventh Amendment to the Agreement, effective August 1, 2004, by that Eighth Amendment to the Agreement, effective December 1, 2004, and by that Ninth Amendment, effective February 1, 2005 (the “Ninth Amendment,” and collectively, the “AT&T/TWTC Agreement”), pursuant to which TWTC agreed to provide to AT&T the Services described therein and pursuant to the terms thereof; and

WHEREAS, the AT&T/TWTC Agreement further requires that AT&T commit to pay TWTC the Total Cumulative Revenue Commitment, as described therein; and

WHEREAS, SBC Telecom, Inc., an Affiliate of SBC, (“SBCT”) and TWTC have previously entered into that certain Agreement, dated as of December 22, 2003, pursuant to which TWTC agreed to provide certain services to SBCT (together with any agreements for the provision by TWTC to SBCT of similar services, the “SBCT/TWTC Agreements”); and

WHEREAS, TWTC acknowledges that it is a strong competitor of, and supplier to, each of SBC and AT&T and, after the Effective Time, will remain a strong competitor of, and supplier to, the Combined Business; and

WHEREAS, each of SBC and AT&T acknowledges that TWTC is a strong competitor of, and supplier to, each of SBC and AT&T and, after the Effective Time, will remain a strong competitor of, and supplier to, the Combined Business; and

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WHEREAS, each of the Parties agrees that it is in their respective best interests to promote vigorous competition in the telecommunications industry among product and service providers and, pursuant to that end, for TWTC to remain a supplier of goods and services to industry participants;

WHEREAS, in order to further promote such competition, the Parties desire, among other things, to (i) extend the term and otherwise modify the AT&T/TWTC Agreement and (ii) include all revenue generated by the purchase of Eligible Services by SBC and certain revenue generated by the purchase of Eligible Services by Cingular in AT&T’s revenue commitments pursuant to the AT&T/TWTC Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall apply whenever the words appearing in bold are used in the Agreement:

“Affiliate” shall have the meaning ascribed to such term in Section 18.A.ii of the AT&T/TWTC Agreement. A list of current SBC Affiliates is set forth in Exhibit B attached hereto and incorporated by reference. Upon request, SBC shall provide reasonable notice to TWTC of each entity that becomes an “Affiliate” of SBC (other than AT&T and its Affiliates immediately prior to the Merger) subsequent to the execution of this Agreement. For purposes of this Agreement, Cingular, as defined below, will not be deemed to be an Affiliate of the Combined Business.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Annual Revenue Commitment” shall have the meaning ascribed to such term in the AT&T/TWTC Agreement.

“AT&T” shall have the meaning ascribed to such term in the preamble to this Agreement.

“AT&T/TWTC Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Change in Control” shall mean in or as a result of a transaction described below with one of the companies set forth in Schedule I attached hereto, including any Affiliate thereof, and such companies’ successors (“TWTC Acquirors”):

(i) the consummation of the merger or consolidation of TWTC, directly or indirectly, with or into a TWTC Acquiror (except a merger or consolidation in which the holders of voting power of the TWTC immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of

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TWTC or the surviving or acquiring entity), (ii) the closing of the transfer (whether by merger or consolidation or otherwise), in one transaction or a series of related transactions, to a TWTC Acquiror, of TWTC’s securities if, after such closing, the TWTC Acquiror, directly or indirectly, would hold 50% or more of the outstanding voting power of TWTC or (iii) a sale of all or substantially all of the assets of TWTC.

“Cingular” means Cingular Wireless LLC, a Delaware limited liability company, and its Affiliates. For purposes of this Agreement, SBC, AT&T and the Combined Business will not be deemed to be Affiliates of Cingular.

“Combined Business” means the combined business of SBC and AT&T upon the effectiveness of the Merger. For the avoidance of doubt, the Parties acknowledge and agree that “Combined Business” shall not include Cingular.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Effective Time” shall mean the date on which the New York Certificate of Merger has been filed by the Department of State of the State of New York or at such later time as may be agreed by the parties to the Merger Agreement in writing and specified in the New York Certificate of Merger.

“Eligible Services” shall have the meaning ascribed to such term in Section 30.B of the AT&T/TWTC Agreement.

“Merger” shall mean the merger of Tau Merger Sub Corporation, a New York corporation and a wholly-owned subsidiary of SBC Communications, Inc., with and into AT&T Corp.

“Merger Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“New York Certificate of Merger” shall mean that Certificate of Merger to be executed, acknowledged and delivered to the Department of State of the State of New York as provided in Section 904 of the New York Business Corporation Law, as amended.

“Ninth Amendment” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Party” and “Parties” shall have the meanings ascribed to such terms in the preamble to this Agreement.

“SBC” shall have the meaning ascribed to such term in the preamble to this Agreement.

“SBCT” shall have the meaning ascribed to such term in the recitals to this Agreement.

“SBC/TWTC Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and

TWTC.

“Services” shall have the meaning ascribed to such term in the AT&T/TWTC Agreement.

“Sixth Amendment” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Total Cumulative Revenue Commitment” shall have the meaning ascribed to such term in the AT&T/TWTC Agreement.

“TWTC” shall have the meaning ascribed to such term in the preamble to this Agreement.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1	Effective Date and Term.

This Agreement shall become effective as of the Effective Time. Notwithstanding the foregoing and for the avoidance of doubt, in no event shall this Agreement become effective unless and until the Merger shall become effective. TWTC has no pending filings and will submit no new filings with respect to the Merger review, however, nothing in this section will be construed to mean that TWTC will not comply with any government or state agency requests for information as such requests relate to the Merger review or continue its normal course regulatory activity as necessary. This Agreement will terminate pursuant to ARTICLE VI.

ARTICLE III

AT&T/TWTC AGREEMENT

3.1	Amendments.

Subject to Section 8.6 of this Agreement, the AT&T/TWTC Agreement is hereby amended as follows:

3.1.1	Extension of Term. Section 2.A of the AT&T/TWTC Agreement, as specifically amended pursuant to the Sixth Amendment, is hereby deleted and replaced with the following Section 2.A:

2.A This Agreement will be effective as of the Effective Date (i.e. January 1, 2001), and will remain in effect for a term of ten (10) years from the Effective Date (“Term”), unless terminated at an earlier date or unless renewed or extended, as provided in this Agreement.

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3.1.2	Revenue Commitment.

3.1.2.1	Section 30.A.iii of the AT&T/TWTC Agreement, as specifically amended pursuant to the Sixth Amendment, is hereby amended by adding the following language to the end of Section 30.A.iii:

Notwithstanding the foregoing, Term years 9 and 10 shall be treated as a single Term year ending December 31, 2010 (the “Extension Period”) (or such later date as is required pursuant to the provisions of this Section 30.A.iii below), and any Annual Deficiency for the Extension Period shall only become payable in immediately available funds within thirty (30) days from the date of delivery of the notice of non-compliance for the Extension Period, which shall occur no earlier than the last business day of the calendar month following the month in which the Extension Period ends. Consistent with Section 30.A.iii of the AT&T/TWTC Agreement, no amounts paid during the Extension Period in respect of any Annual Deficiency for any Term year prior to the Extension Period will apply toward the satisfaction of the Annual Revenue Commitment for the Extension Period.

*******.

3.1.2.2	Table 1.A entitled “Annual Revenue Commitments and Total Cumulative Revenue Commitment” is hereby deleted and replaced with the following Table 1.A:

Table 1.A

Annual Revenue Commitments and Total Cumulative Revenue Commitment

Term Year(s)	1/1/05 to 12/31/05 (Year 5)	1/1/06 to 12/31/06 (Year 6)	1/1/07 to 12/31/07 (Year 7)	1/1/08 to 12/31/08 (Year 8)	1/1/09 to 12/31/10 (Years 9-10 (Extension Period))
Annual Revenue Commitments	*******	*******	*******	*******	*******
Total Cumulative Revenue Commitment	******* (See also the Ninth Amendment and Section 29.C of the Sixth Amendment)	******* (See also Section 29.C of the Sixth Amendment)	******* (See also Section 29.C of the Sixth Amendment)	******* (See also Section 29.C of the Sixth Amendment)	*******

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3.1.3	Pricing Principles Applicable During Extension Period.

3.1.3.1	Section D.2.A of the AT&T/TWTC Agreement, as specifically amended pursuant to the Sixth Amendment, is hereby amended, effective on the first day of the Extension Period by adding the following language as an additional paragraph at the end of Section D.2.A:

*******.

Section D.3.A of the AT&T/TWTC Agreement, as specifically amended pursuant to the Sixth Amendment, is hereby amended, effective on the first day of the Extension Period, to reinstate language that was deleted pursuant to the Sixth Amendment by deleting the existing language (Intentionally deleted) in its entirety and replacing it with the following Section D.3.A:

*******.

3.2	SBC and Cingular Purchases.

3.2.1	Any purchase of Services from TWTC by SBC and/or any SBC Affiliate (without regard to geographic location), whether pursuant to the SBC/TWTC Agreements or otherwise, that would constitute purchases of Eligible Services under the AT&T/TWTC Agreement, shall be applied to AT&T’s Annual Revenue Commitments for the applicable year, to AT&T’s Total Cumulative Revenue Commitment and to any other applicable revenue commitments of AT&T pursuant to the AT&T/TWTC Agreement. For the avoidance of doubt, for all purchases by SBC from TWTC made after the date of execution of this Agreement that would constitute purchases of Eligible Services, SBC shall, at SBC’s option, receive the benefit of all applicable terms and conditions of the AT&T/TWTC Agreement, including terms relating to pricing of equivalent Services.

3.2.2	Notwithstanding Section 3.2.1 above, the following purchases and payments shall not be considered Eligible Services and shall not be applied to AT&T’s Annual Revenue Commitments for the applicable year, to AT&T’s Total Cumulative Revenue Commitment or to any other applicable revenue commitments of AT&T pursuant to the AT&T/TWTC Agreement:

3.2.2.1	Any reciprocal compensation payments or equivalent established by the FCC and state regulatory agencies in conjunction with the pending inter-carrier compensation reform and IP enabled service dockets, made by SBC, SBC Affiliates, Combined Business or Affiliates of Combined Business (excluding AT&T and its Affiliates immediately prior to the Merger) to TWTC as compensation for the transport and termination of local traffic, as described in Section 251(b)(5) of the Telecommunications Act of 1996 and ISP-bound traffic; and

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3.2.2.2	. ********

3.2.3	Any Services purchased by Cingular (without regard to geographic location) that would constitute purchases of Eligible Services under the AT&T/TWTC Agreement and that are in excess of ******* million in any calendar year after the Effective Time shall be applied to AT&T’s Annual Revenue Commitments for the applicable year, to AT&T’s Total Cumulative Revenue Commitment and to any other applicable revenue commitments of AT&T pursuant to the AT&T/TWTC Agreement. For the avoidance of doubt, Cingular shall, at Cingular’s option, receive the benefit of all applicable terms and conditions of the AT&T/TWTC Agreement for all purchases that would constitute purchases of Eligible Services from TWTC made after the date of execution of this Agreement, including terms relating to pricing of equivalent Services.

ARTICLE IV

FACILITIES INFORMATION, JOINT PLANNING DISCUSSIONS

AND USE OF FACILITIES

4.1	Facilities Information

During the term of the AT&T/TWTC Agreement, TWTC shall use commercially reasonable efforts to provide all necessary facilities information in a form mutually agreed to by Combined Business and TWTC, including all appropriate and timely updates of the same. Combined Business shall, subject to the provisions set forth in this Agreement, use commercially reasonable efforts to maintain the facilities information in the Combined Business’ relevant database(s) so as to promote the utilization of Services by the Combined Business.

4.2	Joint Planning Discussions.

During the term of the AT&T/TWTC Agreement, the Combined Business agrees to meet with TWTC not less than annually at times and places to be agreed upon by TWTC and the Combined Business to discuss geographic areas of mutual interest for the purpose of determining whether it is in the mutual best interest of the Parties for the Combined Business to utilize Services in new geographical markets not currently served by TWTC or to utilize new services not currently offered by TWTC, as well as other possible business arrangements. Any such determination shall be subject to agreement at such time.

4.3	Use of Facilities.

Nothing in this Agreement shall be construed to prohibit (i) any Party from using its own facilities or services or (ii) the Combined Business from using the facilities or services of any third party.

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ARTICLE V

PRESS RELEASE

5.1	Press Release.

The Parties agree to issue the press release attached hereto as Exhibit A, at such time and in such manner as the Parties mutually determine, but in any event no later than Friday, June 3, 2005, unless otherwise agreed by the Parties. Any other public announcement or similar publicity with respect to the Agreement, and any statements (written or oral), submissions, filings, etc., by the Combined Business or TWTC regarding this Agreement will be issued, if at all, at such time and in such manner as the Parties mutually determine. The Parties acknowledge that TWTC expects to file a current report on Form 8-K or any Securities Exchange Commission (“SEC”) required filing regarding this Agreement; and that the filing of the 8-K or any other reference to this Agreement in an SEC filing will not be deemed to be a breach of any confidentiality agreement executed by and among the Parties. TWTC will file the 8-K within 4 business days of the execution of this Agreement.

ARTICLE VI

TERMINATION

For avoidance of doubt, termination by either Party pursuant to this Article VI or any Article contained herein will not be deemed to be a termination of the AT&T/TWTC Agreement. In such event, the provisions of the AT&T/TWTC Agreement without giving effect to the amendments contained in this Agreement will continue to apply.

6.1	Termination by Mutual Consent.

This Agreement may be terminated, without penalty or termination charges, by the mutual written consent of all Parties hereto.

6.2	Termination by Either Party.

Any Party may, but shall not be obligated to, terminate this Agreement, without penalty or termination charges:

6.2.1	for a material breach by any other Party of its representations, warranties, covenants, obligations or other agreements contained in this Agreement, after the complaining non-defaulting Party provides sixty (60) days written notice and if the defaulting Party fails to cure to the reasonable satisfaction of the complaining non-defaulting Party within such sixty (60) day notice period;

6.2.2	without prior notice in the event that any Party other than the terminating Party:

6.2.2.1	ceases to do business as a going concern;

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6.2.2.2	is unable or admits in writing its inability to pay its debts as they become due;

6.2.2.3	commences or authorizes a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails to pay a substantial portion of its debts as they become due, or takes any corporate action to authorize any of the foregoing, is insolvent, bankrupt or the subject of a receivership; or

6.2.2.4	has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed, or satisfied within ten (10) days.

6.3	Termination of Merger Agreement.

This Agreement shall terminate, without penalty or termination charges, upon the termination of the Merger Agreement pursuant to its terms prior to the Effective Time.

6.4	Change in Control Event.

*******

6.5	Termination of the AT&T/TWTC Agreement.

This Agreement shall terminate upon the termination of the AT&T/TWTC Agreement as amended by Article III of this Agreement in accordance with its terms, without penalty or termination charges beyond those contemplated by the terms of the AT&T/TWTC Agreement

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1	Standing and Authority.

Each Party represents and warrants to the other Parties that it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein, that all corporate acts and other proceedings required to be taken to authorize the execution, delivery and performance hereof and the consummation of the transactions contemplated herein have been duly and properly taken, and that this Agreement has been duly

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executed and delivered by it and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

ARTICLE VIII

GENERAL

8.1	Amendment.

No amendment of this Agreement shall be valid or binding on the Parties unless such amendment shall be in writing and duly executed by an authorized representative of each Party.

8.2	Assignment.

Subject to Section 8.6, no Party may assign or delegate any of its rights or obligations under this Agreement, except to an Affiliate, without the consent of the other Parties, such consent not to be unreasonably withheld or delayed.

8.3	Notices.

Any notice, request, instruction or other document to be given hereunder by any Party to any other Party under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or overnight courier service or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

If to SBC:	SBC Operations, Inc.
	530 McCullough
	San Antonio, TX 78215
	Attn: Timothy Harden, President, EBS Data and Network Services
	Fax:	210.246.8705
	Telephone:	210.246.8700

with a copy (which shall not constitute notice) to:	SBC Operations, Inc. 175 E. Houston San Antonio, TX 78205 Attn: Wayne Watts, Senior Vice President & Associate General Counsel
	Fax:	210.351.3476
	Telephone:	210.351.3257

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If to AT&T:	AT&T Corp.
	Room 2A109
	One AT&T Way
	Bedminster, New Jersey 07921
	Attn: Robert P. Handal, Jr., Division Manager, CLEC Business Development and Management
	Fax:	908.234.8835
	Telephone:	908.234.4138

with a copy (which shall not constitute notice) to:	AT&T Law Division
	Room 3A121
	One AT&T Way
	Bedminster, New Jersey 07921
	Attn: Thomas G. Dagger, Network, Access and Local Services Law Vice President
	Fax:	281.664.9783
	Telephone:	908.532.1866

If to TWTC:	Time Warner Telecom Holdings Inc.
	10475 Park Meadows Drive
	Littleton, Colorado 80124
	Attn: Troy Knuckles, Vice President National Sales
	Fax:	303.566.1011
	Telephone:	303.566.1323

with a copy (which shall not constitute notice) to:	Time Warner Telecom, Inc.
	10475 Park Meadows Drive
	Littleton, Colorado 80124
	Attn: Tina Davis, Vice President & Deputy General Counsel
	Fax:	303.566.1010
	Telephone:	303.566.1279

8.4	Costs, Expenses and Attorneys’ Fees.

Except as otherwise specifically agreed in writing, each Party shall be responsible for its own expenses arising under this Agreement, including the preparation of this Agreement.

8.5	Dispute Resolution.

All disputes and disagreements between the Parties that cannot be resolved by mutual agreement regarding or relating to this Agreement (including, but not limited to, the interpretation or construction of this Agreement, performance and implementation concerns, and any potential claims, causes of action, lawsuits, arbitration or related disputes) shall be resolved (i) prior to the

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Effective Time, in accordance with Section 31 of the AT&T/TWTC Agreement; provided, however, that SBC shall have the right to appoint one member to the Inter-Company Review Board and shall otherwise be considered a “Party” for the purposes of such Section 31 and (ii) after the Effective Time, in accordance with Section 31 of the AT&T/TWTC Agreement.

8.6	Entire Agreement; Further Agreements.

This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter contained therein. All other terms and conditions in the AT&T/TWTC Agreement, shall remain in full force and effect and be binding upon the appropriate Parties. In the event there are any conflicts or inconsistencies between this Agreement and the AT&T/TWTC Agreement with regard to the subject matter hereof, the terms of this Agreement shall control.

8.7	Execution.

This Agreement may be executed in counterparts each of which copies shall be deemed an original.

8.8	Consent or Agreement.

In each case in which a Party’s consent approval or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

8.9	Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to choice of law provisions.

8.10	No Waiver.

The failure of any Party to insist upon or enforce strict performance by any other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

8.11	Nonexclusive Dealings.

This Agreement does not prevent either Party from providing or purchasing services to or from any other person.

8.12	Rules of Construction.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) words used in this Agreement, regardless of the gender and number

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specifically used, shall be deemed and construed to include any other gender and any other number as the context requires and (b) the descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.13	Severability.

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the Parties to maintain the benefit of the bargain for all Parties.

8.14	Third Party Beneficiaries; Disclaimer of Agency.

This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall create or be construed to create any third-party beneficiary rights hereunder, other than to permitted assigns. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of another Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of another Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of another Party, whether regulatory or contractual, or to assume any responsibility for the management of such other Party’s business. Nothing contained in this Agreement shall be deemed or construed by the Parties or any third party to create the relationship of principal and agent or of partnerships or joint venture.

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and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and

TWTC.

IN WITNESS WHEREOF, the Parties have caused this Services Agreement to be executed by their respective authorized representatives as of the date first written above.

SBC COMMUNICATIONS INC.		TIME WARNER TELECOM HOLDINGS INC.

By:	/s/ James S. Kahan	By:	/s/ Paul B. Jones
Name:	James S. Kahan	Name:	Paul B. Jones
Title:	Sr. Executive Vice President-Corporate Development	Title:	Senior Vice President, General Counsel and Regulatory Policy

AT&T CORP.

By:	/s/ Regina M. Egea
Name:	Regina M. Egea
Title:	Vice President, Global Access Strategy and Bandwidth Development Product Management

Restricted Proprietary Information

For use and disclosure only to authorized employees, agents or contractors of SBC, AT&T, TWTC and their respective affiliates. Copies may not be made without the express consent of SBC, AT&T and

TWTC.